UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 25, 2003

ALPHANET SOLUTIONS, INC. (Exact name of registrant as specified in charter)

New Jersey (State or other jurisdiction of incorporation)	0-27042 (Commission File Number)	22-2554535 (I.R.S. Employer Identification Number)

7 Ridgedale Avenue, Cedar Knolls, New Jersey (Address of principal executive offices)	07927 (Zip Code)

Registrant’s telphone number, including area code	(973) 267-0088

Not Applicable (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events and Regulation FD Disclosure.

           On March 25, 2003, AlphaNet Solutions, Inc. (the “Company”) and the New York City Transit Authority (the “MTA”) entered into a settlement agreement pursuant to which the Company agreed to dismiss its pending legal proceedings against the MTA relating to the Company’s December 1997 agreement with the MTA (the “MTA Contract”) in consideration for the MTA’s agreement that: (i) the MTA Contract was completed as of January 31, 2003, subject to warranty claims; (ii) in the event the MTA were to request services, such services will be subject to change order authorizations and negotiated pricing; (iii) the Company will be paid amounts remaining due under the MTA Contract subject to review and processing by the MTA and satisfactory completion of warranty obligations; and (iv) the Company’s exposure for liquidated damages due to project delays is $300,000.

          The settlement agreement does not affect the Company’s ongoing dispute regarding the determination by the Bureau of Labor Law (the “Bureau”) of the New York City Comptroller’s office, communicated to the MTA by letter from the Bureau dated June 22, 2000, that, as of July 1, 2000, the labor classification for all low voltage cabling carrying voice, data, video, or any combination thereof, is electrician.

Safe Harbor Statement

          Certain statements are included herein which are not historical and are “forward-looking.” These statements relate to performance of the settlement agreement and resolution of disputes with regard to labor classification, and may be identified by the words “will be.” Such forward-looking statements include risks and uncertainties, such as those related to the Company’s contracts and other business risks. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this document. These forward-looking statements speak only as of the date of this document.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit No.	Title

10.55	Settlement Agreement by and between the New York Transit Authority and the Company, dated March 25, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2003	ALPHANET SOLUTIONS, INC. By: WILLIAM S. MEDVE —————————————— William S. Medve Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Title

10.55	Settlment Agreement by between the New York Transit Authority and the Company, dated March 25, 2003